PERIODIC FEE AGREEMENT
THIS PERIODIC FEE AGREEMENT (this “Periodic Fee Agreement”) is made and effective as of March 4, 2011 by and between Echelon Resorts LLC (“Buyer”), and LVE Energy Partners, LLC (“Seller”, and collectively with Buyer, the “Parties” or individually, a “Party”); and
WHEREAS, Buyer and Seller have entered into that certain Energy Sales Agreement with an effective date of April 26, 2007, as amended by Amendment No. 1 to Energy Sales Agreement effective as of December 20, 2007 (collectively, the “2007 ESA” and together with this Periodic Fee Agreement, the “ESA”); and
WHEREAS, Buyer and Seller wish to amend the 2007 ESA by this Periodic Fee Agreement to provide for the payment of certain fees and expenses to be made pursuant to the 2007 ESA, to specify certain rights and obligations of the Parties under the ESA, and to address certain other issues of concern to Buyer and Seller; and
WHEREAS Seller acknowledges that the alleged Event Constituting Breach claimed in Seller's letter to Buyer dated April 3, 2009 is subject to the terms and conditions of this Periodic Fee Agreement; provided that after the Buyer Monthly Payment Termination Date (hereinafter defined), the rights, claims and obligations of the Parties under the 2007 ESA shall be in full force and effect.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:
1.Terms, capitalized but not defined in this Periodic Fee Agreement, shall have the meaning given such terms in the 2007 ESA.
2.Article I of the 2007 ESA is amended by adding the following definitions:
“Application Proceeds” shall mean that (a) the gross proceeds from the sale of any portion of the System pursuant to Section 3.10 of this Agreement and (b) an amount equal to the Cost of Missing Assets shall be applied as a credit against outstanding Taxable Loans and outstanding Tax-Exempt Bonds as follows: (i) if it can be determined whether LVE paid for the property sold or missing with proceeds from the Taxable Loans or from the Tax-Exempt Bonds, the gross proceeds with respect to such property or the amount of the Cost of the Missing Assets, as the case may be, shall be applied to reduce the Taxable Loans or Tax-Exempt Bonds, as applicable, (ii) if it cannot be determined whether LVE paid for the property sold or missing with proceeds of the Taxable Loans or from the Tax-Exempt Bonds, the gross proceeds with respect to such property or amount of the Cost of the Missing Assets, as the case may be, shall be applied first to reduce the outstanding Taxable Loans and then to reduce the amount of the outstanding Tax-Exempt Bonds. Notwithstanding the foregoing, in no event shall any proceeds or the amount of any Cost of Missing Assets be applied in a manner that would cause any portion of the Tax-Exempt Bonds to be taxable under applicable law.

“Buyer Event of Default” shall mean, during the Buyer Monthly Payment Period, any failure of Buyer to pay to Seller any Periodic Fee or any Operation and Maintenance Monthly Fee when due and payable hereunder and such failure continues for fifteen (15) calendar days after written notice from Seller; provided, however, that it shall not be a Buyer Event of Default when Buyer's nonpayment (a) is the result of a good-faith dispute as to the amount of a Subsequent Monthly Periodic Fee or an Operation and Maintenance Monthly Fee, and (b) is limited to the amount in dispute.
“Buyer Monthly Payment Date” shall mean, during the Buyer Monthly Payment Period, March 4, 2011 and thereafter, the 1st day of each calendar month.
“Buyer Monthly Payment Period” shall mean the Initial Monthly Periodic Fee Period and the Subsequent Monthly Periodic Fee Period.
“Buyer Monthly Payment Termination Date” shall mean the first to occur of the following events:
(a)the date on which Buyer notifies Seller that it has resumed construction of the portion of Echelon Place that it will own in fee simple, and Buyer and Seller have negotiated and have mutually agreed to changes to the dates set forth in Schedules 10 and 12 of this Agreement containing Seller's Construction Milestones and Buyer's Construction Milestones, respectively; or
(b)the date on which the sale by Seller of all or substantially all of its assets to Buyer, including the Seller Tangible Assets and Seller's intangible assets, has closed; or
(c)the day immediately after the date on which Seller draws down and receives payment of the full amount available under the Letter of Credit as a result of a Buyer Event of Default.
“Construction Permits” shall mean those Permits listed on Exhibit A1 to Schedule 15.
“Cost of Missing Assets” shall be two hundred percent (200%) of: (i) Seller's cost for any Seller Tangible Asset which is determined to be missing and is not replaced in accordance with the terms of Section 3.11 of this Agreement; (ii) the costs incurred in connection with the installation of any missing Seller Tangible Assets that had previously been installed if such assets had not been replaced and properly installed in accordance with the terms of Section 3.11, and (iii) the installation costs or cost of repair for equipment improperly installed or damaged and not previously corrected or repaired by Seller in accordance with the terms of Section 3.11. Such costs shall be determined as provided in Section 3.11 of this Agreement.
“Effective Date” means March 4, 2011.
“Forbearance Agreement” means the Forbearance Agreement, dated as of March 7, 2011, by and among Seller, the lenders listed therein, and Sumitomo Mitsui Banking Corporation, as issuing bank, as administrative agent and as collateral agent.
“IE Determined Missing Assets” shall mean any property determined by the Independent Engineer to be missing and not replaced in accordance with the provisions of Section 3.11 or improperly installed and not corrected in accordance with the provisions of Section 3.11, provided, that such property has been acquired with the proceeds from Taxable Loans, Tax-Exempt Bonds, Sponsor Advances or equity contributions from any source.
“Initial Monthly Periodic Fee” shall mean $990,548.16 payable on each Buyer Monthly Payment Date during the Initial Monthly Periodic Fee Period; provided, however, that the amount of the Initial Monthly Periodic Fee shall be reduced by 71.88% of the Redemption Excess Amount with respect to any Buyer Monthly Payment Date occurring during the Initial Monthly Periodic Fee Period after Seller has redeemed more than $27,000,000 in principal amount of Tax-Exempt Bonds.
“Initial Monthly Periodic Fee Period” shall mean the period between the Effective Date through and including November 1, 2013.
“Letter of Credit” shall mean the irrevocable standby letter of credit posted in favor of Seller in the amount of six million dollars ($6,000,000) as described in Section 11.07 of this Agreement.
“Milestone Schedule” shall mean the schedule attached hereto as Exhibit A2 to Schedule 1.
“Notice of Non-Renewal” shall mean a notice from the issuer of the Letter of Credit delivered to Seller in accordance with the terms of the Letter of Credit that it elects not to consider an extension of the Letter of Credit.
“Periodic Fee” shall mean the Initial Monthly Periodic Fee and the Subsequent Monthly Periodic Fee.
“Periodic Fee Agreement” shall mean this Periodic Fee Agreement, made and effective as of March 4, 2011, as amended from time to time.
“Periodic Fee Claims” shall mean a written claim by:
(a)    Seller alleging that (i) a Buyer Event of Default has occurred and is continuing or (ii) Buyer has failed to perform any of its obligations under this Periodic Fee Agreement, other than those related to a Buyer Event of Default, and such failure is not cured within thirty (30) days of notice from Seller of such failure; or
(b)    Buyer alleging that (i) a Seller Event of Default has occurred and is continuing or (ii) Seller has failed to perform any of its obligations under this Periodic Fee Agreement, other than those related to a Seller Event of Default and such failure is not cured within thirty (30) days of notice from Buyer of such failure.
“Professional Services Contract(s)” shall mean those contracts listed on Exhibit A1 to Schedule 7.
“Professional Services Release” shall mean a release substantially in the form attached hereto as Exhibit A2 to Schedule 7 unless in such other form as mutually agreed to by the Parties.
“Redemption Excess Amount” shall mean the principal amount of Tax-Exempt Bonds redeemed by Seller as of a Buyer Monthly Payment Date in excess of $27,000,000, multiplied by the floating interest rate for the outstanding Tax-Exempt Bonds as reflected in the monthly statement from the Trustee for the Tax-Exempt Bonds, divided by twelve.
“Replacement Professional Services. shall have the meaning set forth in Section 3.10(a).
“Seller Event of Default” shall mean that during the Buyer Monthly Payment Period, Seller has not satisfied its obligations under Sections 3.10 or 3.11 of this Agreement with respect to the management of the System and such failure is not corrected within fifteen (15) days of notice from Buyer of such failure; provided, that the failure to replace Seller Tangible Assets determined to be lost by the Independent Engineer shall not be deemed to be a Seller Event of Default.
“Seller Tangible Assets” shall mean those tangible assets of Seller listed on Exhibit A1 to Schedule 1 and IE Determined Missing Assets.
“Seller's Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of September 30, 2009, as amended, amended and restated, supplemented, or otherwise modified from time to time, by and among Seller, Sumitomo Mitsui Banking Corporation and each of the lenders identified therein, and any replacement or refinancing thereof; provided, however, that such replacement or refinancing shall not permit Seller's Tangible Assets to be subject security interests or be otherwise encumbered in an amount in excess of the aggregate amount of Seller's (i) Tax Exempt Bonds (less Undisbursed Bond Proceeds), and (ii) Taxable Loans.
“Seller's Lenders” shall mean the lenders under Seller's Credit Agreement.
“SMBC” shall mean Sumitomo Mitsui Banking Corporation acting as collateral agent for the lenders and other secured parties under the Collateral Agency and Depositary Agreement, dated as of the 20th day of December 2007 between SMBC and Seller (as amended, amended and restated, supplemented or otherwise modified from time to time).
“Sponsors' Advances” shall mean temporary loans made by Seller's members or members of Seller's members to Seller after August 1, 2008 that would have been loans made by Seller's Lenders to Seller pursuant to Seller's Credit Agreement if the suspension of construction by Buyer of Echelon Place had not occurred. Except, as otherwise set forth in this definition, for the purposes of calculating the Subsequent Monthly Periodic Fees, Sponsors' Advances may not exceed $23,911,895. As of the Effective Date, Sponsors' Advances are $23,911,895, which amount may be reduced from time to time by payments, credits or other reductions, but cannot, for purposes of calculating the Subsequent Periodic Monthly Fees, be increased to account for any loans, advances, fees, interest or other charges; provided, however, that after November 1, 2013 (i) for purposes of calculating the Subsequent Monthly Periodic Fees, Sponsors' Advances may be increased for loans made to Seller by Seller's members or members of Seller's members to replace the proceeds of Tax-Exempt Bonds, other than Undisbursed Bond Proceeds, being redeemed because bond counsel has determined that the Tax-Exempt Bonds have lost their tax-exempt status solely due to the actions or inactions of Buyer or Boyd Gaming Corporation; and (ii) Sponsors' Advances may be increased for loans made to Seller for any portion of Taxable Loans being replaced by funds from Seller's members or members of Seller's members which funds are reflected as debt on the financial statements of Seller.
“Subsequent Monthly Periodic Fee” shall mean the amount of the Periodic Fee payable on each Buyer Monthly Payment Date during the Subsequent Monthly Payment Period, calculated as set forth in Exhibit C1 of Schedule 8 attached hereto.
“Subsequent Monthly Periodic Fee Period” shall mean the period commencing on November 2, 2013 and ending on the Buyer Monthly Payment Termination Date.
“Taxable Loans” shall mean, for any month during the Buyer Monthly Payment Period, the amount shown as the outstanding principal amount of loans under Seller's Credit Agreement on the monthly statement from Seller's Lenders. The amount of Taxable Loans as of the Effective Date is $120,572,335. The amount of Taxable Loans may be reduced from time to time by payments, credits or other reductions, but, except as otherwise set forth in this definition, the amount of the Taxable Loans, for purposes of calculating the Subsequent Monthly Periodic Fees, cannot be increased by any loans, advances, fees, interest or other charges; provided, that after November 1, 2013, for purposes of calculating the Subsequent Monthly Periodic Fees, Taxable Loans may be increased to account for loans made to Seller by Seller's Lenders to replace the proceeds of Tax-Exempt Bonds, other than Undisbursed Bond Proceeds, being redeemed because bond counsel has determined that such Tax-Exempt Bonds have lost their tax-exempt status solely due to the action or inaction of Buyer or Boyd Gaming Corporation.
“Tax-Exempt Bonds” shall mean the tax-exempt bonds originally issued on behalf of Seller on December 20, 2007 in the original principal amount of $100,000,000.
“Trustee for the Tax Exempt Bonds” shall mean Zions First National Bank.
“Undisbursed Bond Proceeds” shall mean the difference between the $100,000,000 principal amount of Tax-Exempt Bonds and the proceeds of the Tax-Exempt Bonds that have been disbursed to Seller. Undisbursed Bond Proceeds as of the Effective Date are $48,133,850.72 which amount may not be reduced except by the application of such proceeds to reduce the Tax-Exempt Bonds.
3.On and after the Buyer Monthly Payment Termination Date, the terms of this Periodic Fee Agreement shall be null and void and shall be deemed dissolved and of no effect (except as provided in paragraph 7 hereof) and the 2007 ESA, including all rights, claims and obligations of the Parties thereunder, shall remain in full force and effect as they were on the date immediately preceding the Effective Date, irrespective of whether any provision of the 2007 ESA was amended by this Periodic Fee Agreement.
4.Schedule 1 of the 2007 ESA is amended to add Exhibits A1 and A2, which are attached to this Periodic Fee Agreement as Exhibit III and IV, respectively. Schedule 7 of the 2007 ESA is amended to add Exhibits A1 and A2, which are attached to this Periodic Fee Agreement as Exhibits VI and VII, respectively. Schedule 8 of the 2007 ESA is amended to add Exhibits C1 and C2, which are attached to this Periodic Fee Agreement as Exhibits I and II, respectively. Schedule 15 of the 2007 ESA is amended to add Exhibit A1, which is attached to this Periodic Fee Agreement as Exhibit V.
5.The following sections are added to the end of Article III of the 2007 ESA:
“Section 3.10    System Management during Buyer Monthly Payment Period.
(a)Maintenance of Seller Tangible Assets. Seller shall maintain the Seller Tangible Assets during the Buyer Monthly Payment Period in accordance with the terms of this Agreement, unless any Seller Tangible Assets are sold or otherwise disposed of pursuant to the terms of this Agreement. Seller shall be required to maintain the portion of the System which has been constructed or installed, including the Seller Tangible Assets, in accordance with the provisions of Section 5.01(b).
Pursuant to Section 9.01, Seller shall maintain the Construction Permits during the Buyer Monthly Payment Period. On or before July 1, 2011, Seller shall use its Best Efforts to deliver to Buyer a duly executed Professional Services Release with respect to each of the Professional Services Contracts. If Seller is unable to deliver a Professional Services Release by July 1, 2011 with respect to one or more Professional Services Contracts, it shall notify Buyer that it will use its Best Efforts to enter into a new agreement with a an architect, engineer or other professional, as applicable, licensed in Nevada to provide, at its expense, the services (the “Replacement Professional Services”) for which it is unable to deliver a Professional Services Release. To the extent Seller enters into such new agreements, at Seller's expense, Seller shall cause the Replacement Professional Services to be filed, registered or approved as required by Law and shall use its Best Efforts to deliver to Buyer a Professional Services Release with respect to the Replacement Professional Services prior to September 1, 2011.
(b)    Maintenance Recommendations. Commencing August 1, 2011 and on each August 1 thereafter during the Buyer Monthly Payment Period, Seller shall recommend to Buyer various alternatives for reducing the cost for completion of construction of the System when construction by Buyer of the Echelon Place project resumes. The recommendations shall take into account improved technology and programs for retaining or improving the value of those portions of the System which can be used when construction of the System resumes. Subject to the prior written consent of Seller's Lenders, Seller and Buyer may mutually agree that Seller may sell or otherwise dispose of portions of the System consistent with this Section 3.10. Such sale or disposition, if any, shall be conducted in a commercially reasonable manner.
Section 3.11 Disputes regarding System Management. If there is a dispute between Seller and Buyer: (i) as to whether Seller has properly installed the Seller Tangible Assets that have been constructed or installed, or is maintaining the Seller Tangible Assets in accordance with the terms of this Agreement; (ii) as to whether some of the Seller Tangible Assets are missing or damaged; or (iii) as to whether certain property not included in Exhibit A1 to Schedule 1 should be considered IE Determined Missing Assets, the dispute shall be subject to the provisions of Article VII of this Agreement. For purposes of this Section 3.11, only the milestone events listed as “Milestone Achieved” on Exhibit A2 to Schedule 1 shall be deemed work that has been completed by Seller and for which it has been paid. The Independent Engineer's determinations regarding the installation of Seller Tangible Assets shall be made in accordance with the provisions of Section 3.02. Seller shall correct any deficiencies in the maintenance of the System in the manner determined by the Independent Engineer. The Independent Engineer shall determine the property, if any, constituting IE Determined Missing Assets, and Seller's cost for (a) any missing Seller Tangible Assets, including IE Determined Missing Assets, that have not been replaced in accordance with the provisions of this Section 3.11, (b) any installation costs associated with any such missing Seller Tangible Assets that had previously been installed if such assets had not been replaced and properly installed in accordance with the terms of this Section 3.11, and (c) any improperly installed or damaged Seller Tangible Assets that are not corrected or repaired in accordance with the provisions of this Section 3.11. Seller shall replace, repair or properly install any portion of the Seller Tangible Assets that the Independent Engineer determines to be missing, damaged or improperly installed, as applicable, within sixty (60) days of Seller's receipt of the Independent Engineer's written determination delivered pursuant to Section 7.01 of this Agreement. If Seller fails to replace, repair or properly install any missing, damaged or improperly installed Seller Tangible Asset within the time required by this Section 3.11, the Cost of Missing Asset with respect to such Seller Tangible Asset shall be applied in accordance with the Application of Proceeds.”
6.The first paragraph of Section 11.05 of the 2007 ESA is deleted in its entirety and replaced by the following:
“Section 11.05 Charges to Buyer Before the Commercial Operation Date. On each Buyer Monthly Payment Date through and including November 1, 2013, Buyer shall pay to the Seller (a) the Initial Monthly Periodic Fee plus (b) the Operation and Maintenance Monthly Fee as set forth in Exhibit C1 of Schedule 8, without application of the Temporary Cost Allowance to fund such payments. On each Buyer Monthly Payment Date after November 1, 2013, Buyer shall pay to the Seller (a) the Subsequent Monthly Periodic Fee plus (b) the Operation and Maintenance Monthly Fee as set forth in Exhibit C1 of Schedule 8, without application of the Temporary Cost Allowance to fund such payments. The Periodic Fees have been determined, in part, on the basis of Seller's books and records and other information Seller has provided Buyer. Seller shall maintain its books and records for the term of the Buyer Monthly Payment Period. Buyer shall have access during regular business hours on three (3) Business Days prior notice to Seller to those portions of Seller's books and records relevant to the determination or verification of the amount of the Periodic Payments. Buyer may retain the written documents Seller has provided Buyer in connection with Section 6 of this Periodic Fee Agreement.
IRRESPECTIVE OF THE OCCURRENCE OF A SELLER EVENT OF DEFAULT OR A PERIODIC FEE CLAIM, THE AMOUNT OF THE PERIODIC FEES DURING THE BUYER MONTHLY PAYMENT PERIOD SHALL NOT BE SUBJECT TO REDUCTION OR SET-OFF.”
7.The following sections are added to the end of Article XI of the 2007 ESA:
“Section 11.06 Period of Non-Litigation. Notwithstanding any other provision of this Agreement to the contrary, except with respect to Periodic Fee Claims, during the Buyer Monthly Payment Period, neither Buyer nor Seller shall give notice of, file or otherwise initiate any claim or cause of action, in or before any court, administrative agency, arbitrator, mediator or other tribunal, that arises under this Agreement. During the Buyer Monthly Payment Period, all statutes of limitations or other applicable limitation periods for defenses, claims, causes of action, and/or counterclaims relating to this Agreement, shall be tolled as to the Parties hereto, and in any action brought after the Buyer Monthly Payment Period a Party shall not include the Buyer Monthly Payment Period in any computation of a time bar under the doctrine of laches, waiver, estoppel, any statute of limitations or any other legal theory, for the purposes of attempting to preclude or defeat any such defenses, claims, causes of action or counterclaims.
Section 11.07 Letter of Credit. To secure the obligation of Buyer to pay the Periodic Fee and the Operation and Maintenance Monthly Fee due on each Buyer Monthly Payment Date, on March 10, 2011, (a) Buyer shall post in favor of Seller the Letter of Credit; and (b) Seller shall provide Buyer with written evidence that a letter of credit has been posted on behalf of Seller in the amount of $10,000,000 in favor of SMBC as administrative agent, which letter of credit may be drawn down in full by SMBC upon an event of default by Seller under the Forbearance Agreement. The Letter of Credit shall terminate on the Buyer Monthly Payment Termination Date. The Letter of Credit shall be in the form of the letter of credit attached hereto as Exhibit C2 to Schedule 8 and shall permit Seller to draw down the full amount of the Letter of Credit upon a Buyer Event of Default. Seller shall notify Buyer of its receipt of any Notice of Non-Renewal thirty (30) days prior to the expiration date of the Letter of Credit. Buyer shall deliver to Seller a replacement letter of credit substantially in the form of the Letter of Credit on the later of fifteen (15) days prior to the expiration of the Letter of Credit or a replacement letter of credit, if applicable, or fifteen (15) days after Buyer's receipt of a copy of the Notice of Non-Renewal from Seller. Seller may draw down the full amount of the Letter of Credit or the replacement letter of credit, as applicable, if Buyer does not deliver to Seller a replacement letter of credit in accordance with the terms of this Section 11.07. The principal amounts of the Taxable Loans shall be reduced by the amounts drawn down by Seller on the Letter of Credit. Such amounts drawn by Seller shall not be considered as liquidated damages. Seller shall reimburse Buyer for all of its reasonable substantiated third-party costs incurred in providing and maintaining the Letter of Credit.
Section 11.08 Prepayment of Tax-Exempt Bonds. Subject to the consent of the Trustee for the Tax-Exempt Bonds, Seller shall use Commercially Reasonable Efforts to redeem the Tax- Exempt Bonds whose proceeds have not yet been disbursed as referenced on Exhibit C1 of Schedule 8 as “Undisbursed Bond Proceeds”; provided, that (a) Seller, as of the Effective Date, only anticipates redeeming $27,000,000 in principal amount of Tax-Exempt Bonds and may, with the consent of Seller's Lenders, but shall not be required to, redeem any Tax-Exempt Bonds in excess of $27,000,000 in principal amount; and (b) Seller shall not be required to redeem any Tax-Exempt Bonds if such redemption would cause all Tax-Exempt Bonds to be redeemed. Undisbursed Bond Proceeds shall be applied solely to reduce the amount of the Tax-Exempt Bonds.”
8.The Parties hereto agree to be bound by the Confidentiality and Nondisclosure Agreement made as of October 9, 2009 between Seller, Marina Energy, LLC, DCO ECH Energy, LLC, South Jersey Industries, Inc. DCO Energy, LLC, Buyer and Boyd Gaming Corporation as amended herein:

a.
The Negotiation Termination Date shall mean the date on which the sale by Seller of all or substantially all of its assets to Buyer, including the Seller Tangible Assets and Seller's intangible assets, has closed; and

b.	Boyd Gaming Corporation and Buyer may retain Confidential Information.
9.Except as otherwise modified by this Periodic Fee Agreement, the 2007 ESA shall remain in full force and effect.
[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Buyer affix their signatures hereto as of the day and year first written above.

LVE Energy Partners, LLC	Echelon Resorts LLC
By: /s/ FRANK E. DICOLA, JR.	By: /s/ KEVIN J. SULLIVAN
Frank E. DiCola, Jr.	Kevin J. Sullivan
Title: Chairman, Executive Committee	Title: Senior Vice President and Chief Administrative Officer

EXHIBIT I TO PERIODIC FEE AGREEMENT
EXHIBIT C1
TO
SCHEDULE 8

Subsequent Monthly Periodic Fee
The Subsequent Monthly Periodic Fee shall be calculated as follows (with all amounts being calculated as of the relevant Buyer Monthly Payment Date):

Step 1A	Start with the outstanding principal amount of Tax-Exempt Bonds, which in no event may exceed $73,000,000.
Multiply such amount by 6.28%.
Result will equal the gross Tax-Exempt Bonds fee.
Multiply above Result by 71.88%.
Result will equal the Subsequent Monthly Periodic Fee for Tax-Exempt Bonds.

Step 1B	Start with the outstanding principal amount of Taxable Loans for the month prior to the month in which the relevant Buyer Monthly Payment Date occurs.
Subtract from such amount the gross proceeds from the sale of Seller Tangible Assets and the Cost of Missing Assets, which have not yet been credited against the Taxable Loans.
Multiply such amount by 7.31%.
Result will equal the gross Taxable Loans fee.
Multiply above result by 71.88%.
Result will equal the Subsequent Monthly Periodic Fee for Taxable Loans.

Step 1C	Start with the amount of Sponsors' Advances.
Multiply such amount by 7.31%.
Result will equal the gross amount of Sponsors' Advances fee
Multiply above result by 71.88%.
Result will equal the Subsequent Monthly Periodic Fee for Sponsors' Advances.
Step 2
Add together the Subsequent Monthly Periodic Fee for Tax-Exempt Bonds, the Subsequent Monthly Periodic Fee for Taxable Loans and the Subsequent Monthly Periodic Fee for Sponsors' Advances and subtract from such sum an amount equal to 71.88% of the amount of interest income, calculated on an annual basis, earned by Seller on Undisbursed Bond Proceeds.

Step 3	Divide the result of Step 2 by 12 to determine the Subsequent Monthly Periodic Fee to be paid by Buyer on the relevant Buyer Monthly Payment Date.
During the Buyer Monthly Payment Period, on or before the fifteenth (15th) day of each month commencing March 1, 2011, Seller shall provide Buyer with (a) a statement from the Trustee for the Tax-Exempt Bonds, showing the amount of Seller's outstanding (i) Tax-Exempt Bonds, and (ii) Undisbursed Bond Proceeds, (b) a statement from SMBC showing the amount of Seller's outstanding Taxable Loans, and (c) a certification from Seller as to the amount of Sponsors' Advances, which certification shall be based on the amount of the Sponsors' Advances for the previous month. In addition, Seller's financial statements shall identify the amount of the Sponsors' Advances.
Operation and Maintenance Fee
During the Buyer Monthly Payment Period, the Operation and Maintenance Monthly Fee shall be the substantiated third party costs incurred by Seller in providing operation and maintenance services required under the Agreement for such month. Such third party costs shall include off-site equipment storage and maintenance charges, site energy usage, insurance costs and other third party costs necessary to maintain the Seller Tangible Assets as required under the Agreement. The Operation and Maintenance Monthly Fee shall be payable in arrears based upon the actual amount of the substantiated third party costs incurred by Seller in providing operation and maintenance services required under the Agreement for the previous month. Seller estimates that the cost for such operation and maintenance services will not exceed $600,000 annually and Seller shall not incur operation and maintenance costs in excess of this amount in any year without Buyer's prior written approval, which approval shall not be unreasonably withheld; provided, however, that if Buyer withholds approval to spend operation and maintenance costs in excess of $600,000 annually, the failure on the part of Seller to expend proceeds in excess of such amount shall not cause Seller to be in default or non-compliance with its obligations under Sections 3.10 and 3.11 of this Agreement.

EXHIBIT II TO PERIODIC FEE AGREEMENT

EXHIBIT C2
TO
SCHEDULE 8
FORM OF LETTER OF CREDIT

BANK OF AMERICA - CONFIDENTIAL

ISSUANCE DATE: ____________________

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: ___________________

                             ISSUING BANK
BANK OF AMERICA, N.A.
1000 W. TEMPLE STREET
7TH FLOOR, CA9-705-07-05
LOS ANGELES, CA 90012-1514

BENEFICIARY                         APPLICANT
LVE ENERGY PARTNERS, LLC              BOYD GAMING CORPORATION
5429 HARDING HIGHWAY,                3883 HOWARD HUGHES PARKWAY
BUILDING 500                     9th FLOOR
MAYS LANDING, NJ 08330                LAS VEGAS, NV 89169
ATTN: PRESIDENT                    ATTN: CHIEF FINANCIAL OFFICER
Phone: (609) 837-8010                     PHONE: (702) 792-7200
Fax: (XXX) XXX-XXXX                 Fax: (702) 792-7342

AMOUNT
NOT EXCEEDING USD 6,000,000
NOT EXCEEDING SIX MILLION and 00/100'S US DOLLARS

EXPIRATION
[EXPIRATION DATE] AT OUR COUNTERS

LADIES AND GENTLEMEN:

WE HEREBY ISSUE OUR LETTER OF CREDIT IN FAVOR OF THE BENEFICIARY FOR THE ACCOUNT OF THE ABOVE NAMED APPLICANT FOR AN AGGREGATE AMOUNT NOT TO EXCEED SIX MILLION AND 00/100 U.S. DOLLARS ($6,000,000.00) AVAILABLE FOR PAYMENT BY PRESENTATION OF YOUR DRAWING REQUEST IN THE FORM OF ANNEX 1 HERETO, SIGNED BY AN AUTHORIZED OFFICER. THE DRAWING REQUEST(S) MUST BE PRESENTED AT OUR OFFICE AT THE ADDRESS SPECIFIED ABOVE, ON OR BEFORE THE ABOVE STATED EXPIRATION DATE; PROVIDED, HOWEVER, THAT IF SUCH DAY IS NOT A BUSINESS DAY (AS HEREINAFTER DEFINED), THE EXPIRATION DATE SHALL BE THE NEXT FOLLOWING BUSINESS DAY. FOR THE PURPOSES HEREOF, "BUSINESS DAY" SHALL MEAN ANY DAY ON WHICH BANKS ARE NOT AUTHORIZED OR REQUIRED TO CLOSE IN LOS ANGELES, CALIFORNIA. YOU MAY ALSO PRESENT YOUR DRAWING REQUEST BY FACSIMILE AT THE FOLLOWING FAX NUMBER: 213-457-8841, PROMPTLY CONFIRMED BY TELEPHONE CALL TO 1-800-541-6096 OPT 1, PROVIDED THAT THE GIVING OF SUCH TELEPHONIC NOTICE SHALL NOT BE A CONDITION OF OUR OBLIGATION TO MAKE PAYMENT HEREUNDER.

PARTIAL DRAWING AND MULTIPLE PRESENTATIONS ARE PERMITTED. UPON RECEIPT OF ANY OF YOUR DRAWING REQUEST(S) IN STRICT CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, NOT LATER THAN 10:00 A.M. PACIFIC TIME WE WILL HONOR THE SAME BY EFFECTING THE PAYMENT

OF FUNDS BY WIRE NO LATER THAN 3:00 P.M. PACIFIC TIME ON THE SECOND BUSINESS DAY, IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS. IF WE RECEIVED YOUR DRAWING REQUEST AFTER 10:00 A.M. PACIFIC TIME WE WILL HONOR THE SAME ON THE THIRD BUSINESS DAY BY OR BEFORE 3:00 P.M. PACIFIC TIME, IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS.

THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE (1) YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU IN WRITING BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

WE ARE ADVISED BY THE APPLICANT THAT THIS LETTER OF CREDIT IS BEING ISSUED PURSUANT TO THE PERIODIC FEE AGREEMENT MADE AS OF MARCH 4, 2011("PERIODIC FEE AGREEMENT") AS SECURITY FOR PAYMENT OF THE PERIODIC FEE AND THE OPERATION AND MAINTENANCE MONTHLY FEE (AS DEFINED IN THE PERIODIC FEE AGREEMENT).

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR OBLIGATIONS TO YOU, AND OUR UNDERTAKING SHALL NOT IN ANY WAY BE AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENTS, INSTRUMENTS OR ANY AGREEMENT REFERRED TO HEREIN OR TO WHICH THIS LETTER OF CREDIT RELATES, AND SUCH REFERENCE, IF ANY, SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXCEPT AS SPECIFICALLY PROVIDED HEREIN.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM IS AVAILABLE UPON REQUEST.

EXCEPT AS OTHERWISE STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98) AND ARTICLE 5 OF THE UNIFORM COMMERCIAL CODE (UCC) OF THE STATE OF NEW YORK. IN THE EVENT OF ANY CONFLICT, THE UCC SHALL PREVAIL.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 1-800-541-6096 OPT 1.

_____________________________
BANK OF AMERICA, N.A.
AUTHORIZED SIGNATURE

ANNEX 1

TO:

BANK OF AMERICA, N.A.
1000 W. TEMPLE STREET
7TH FLOOR, CA9-705-07-05
LOS ANGELES, CA 90012-1514
ATTN: STANDBY LETTER OF CREDIT DEPT.

DRAWING REQUEST

DATE: _________________
LETTER OF CREDIT NUMBER: _______________
dRAWING AMOUNT USD: ___________________

LADIES AND GENTLEMEN:

WE REFER TO LETTER OF CREDIT NO. ____________(THE "LETTER OF CREDIT " ) ISSUED BY YOU TO US AS BENEFICIARY. CAPITALIZED TERMS CONTAINED HEREIN AND NOT OTHERWISE DEFINED HEREIN ARE USED HEREIN AS DEFINED IN THE LETTER OF CREDIT.
THE UNDERSIGNED HEREBY DEMANDS PAYMENT UNDER THE ABOVE REFERENCED LETTER OF CREDIT IN THE AMOUNT OF ________________U.S. DOLLARS AND CERTIFIES TO YOU THAT (i) THE PERIODIC FEE AND/OR OPERATION AND MAINTENANCE MONTHLY FEE HAS FAILED TO BE PAID WHEN DUE PURSUANT TO THE PERIODIC FEE AGREEMENT, THAT SUCH FAILURE TO PAY CONTINUES AND IS A BUYER EVENT OF DEFAULT UNDER THE PERIODIC FEE AGREEMENT, OR (ii) A REPLACEMENT LETTER OF CREDIT HAS NOT BEEN DELIVERED TO THE UNDERSIGNED IN ACCORDANCE WITH THE TERMS OF THE PERIODIC FEE AGREEMENT.
FUNDS ARE TO BE PAID TO THE ORDER OF THE BENEFICIARY, FOR CREDIT/DEPOSIT IN ACCOUNT NUMBER __________________ , ACCOUNT NAME __________________WITH (NAME OF BANK AND ABA NUMBER), QUOTING THIS LETTER OF CREDI T NUMBER AND THE DATE OF THE DRAWING REQUEST.
IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS DRAWING REQUEST AS OF THE DAY ABOVE WRI TTEN.
VERY TRULY YOURS,

(BENEFICIARY)

________________________________
AUTHORIZED SIGNATURE

________________________________
NAME AND TITLE

ANNEX 2
[NAME AND ADDRESS OF ISSUING BANK]
TRANSFER REQUEST
Dated: ______________________
Letter of Credit Number ___________________
Ladies and Gentlemen:
For value received, the undersigned beneficiary hereby irrevocably transfers to:
_____________________________________________________________________________
Name of Transferee
______________________________________________________________________________
Address of Transferee
______________________________________________________________________________
Address of Transferee
all rights of the undersigned beneficiary in the aggregate amount of USD____________ to draw under the Letter of Credit in its entirety. Terms defined in the Letter of Credit and not defined herein shall have the meanings given to them in the Letter of Credit. All fees in connection with this transfer are for the account of the Applicant.
By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.
Sincerely,
[NAME OF LC BENEFICIARY]
___________________________
Authorized Signature
___________________________
Authorized Name and Title
Beneficiary/Transferor Signature
Authenticated by Notary Public

EXHIBIT III TO PERIODIC FEE AGREEMENT

EXHIBIT A1
TO
SCHEDULE 1

LIST OF SELLER TANGIBLE ASSETS

The Seller Tangible Assets are all of Seller's equipment, spare parts, inventory and other tangible property, including the property listed in the binders delivered to Buyer on February 22, 2011, the IE Determined Missing Assets and the property listed in the compact disk below titled Seller's Tangible Assets.

EXHIBIT IV TO PERIODIC FEE AGREEMENT

EXHIBIT A2
TO
SCHEDULE 1

MILESTONE SCHEDULE

Exhibit A2 to Schedule 1
Milestone Schedule between Seller and the EPC Contractor

Item #	Month of Activity Achieved	Milestone Event	Status at January 1, 2009
10	Apr-07	Payment at Contract Execution	Milestone Achieved
20	Apr-07	Submit Drainage Study to Clark County	Milestone Achieved
30	Apr-07	Submit Air Permit Application to CCDAQM	Milestone Achieved
40	Apr-07	Receive Elec. Single Line from MEP Eng.	Milestone Achieved
50	May-07	Complete Schematic Design	Milestone Achieved
60	Jun-07	Issue Bid Specs to Chiller Vendors	Milestone Achieved
70	Jul-07	Complete Design Development	Milestone Achieved
80	Aug-07	Issue Bid Specs to Boiler Vendors	Milestone Achieved
90	Aug-07	Complete Construction Documents	Milestone Achieved
100	Sep-07	Issue PO for Structural Steel package	Milestone Achieved
110	Sep-07	Issue plans & Specs to GC's for Bid	Milestone Achieved
120	Oct-07	Mobilize on site	Milestone Achieved
130	Oct-07	Building Permit Issued	Milestone Achieved
140	Oct-07	Issue PO for Gensets	Milestone Achieved
150	Nov-07	Start Structural Steel Shop Drawings	Milestone Achieved
160	Nov-07	Issue PO for Chillers	Milestone Achieved
170	Nov-07	Issue PO for Boilers	Milestone Achieved
180	Nov-07	Start Foundations at CEC	Milestone Achieved
190	Dec-07	Begin Reinforcing Steel Deliveries	Milestone Achieved
200	Jan-08	Complete Foundations at CEC	Milestone Achieved
210	Jan-08	Complete Structural Steel Shop Drawings	Milestone Achieved
220	Feb-08	Start Exterior Wall Construction	Milestone Achieved
230	Mar-08	Structural Steel Delivery start	Milestone Achieved
240	Apr-08	Structural Steel Erection Complete 1st Fl	Milestone Achieved
250	May-08	Structural Steel Erection Complete 2nd Fl	Milestone Achieved
260	May-08	Commence Distribution Piping Zone 4	Milestone Achieved
270	Jul-08	Structural Steel Erection Complete 3rd Fl	Milestone Achieved
280	Jul-08	Structural Steel Fireproofing Commence	Milestone Achieved
290	Jul-08	Commence Distribution Piping	Milestone Achieved
300	Aug-08	Set First Chiller	Milestone Achieved
310	Aug-08	Set First Transformer	Milestone Achieved
320	Aug-08	Commence Setting Pumps	Milestone Achieved
330	Sep-08	EPDM Roofing Complete	Milestone Achieved
340	Sep-08	Cooling Tower Structural Steel Complete	Milestone Achieved
350	Sep-08	Commence Fire Protection Piping	Milestone Achieved

360	Oct-08	Set First Diesel Generator		Milestone Not Achieved
370	Oct-08	Set First Boiler	Milestone Achieved
380	Nov-08	Complete Steel Stairs Towers	Milestone Achieved
390	Nov-08	Commence Main Switchgear Equip. Set	Milestone Achieved
400	Dec-08	Start Chiller Instrumentation		Milestone Not Achieved
410	Dec-08	Complete Genset Power Wiring		Milestone Not Achieved
420	Jan-09	Start Boiler Instrumentation		Milestone Not Achieved
430	Feb-09	Complete Boiler Piping and Ductwork		Milestone Not Achieved
440	Feb-09	Start Setting Cooling Towers	Milestone Achieved
450	Feb-09	Complete Main Switchgear Equip. Set	Milestone Achieved

460	Mar-09	Diesel Gensets Ready for Testing	Milestone Not Achieved
470	Mar-09	Control Room Fitout Complete	Milestone Not Achieved
480	Apr-09	Chiller Cabling & Control Termination Complete	Milestone Not Achieved
490	Apr-09	Complete Distribution Piping	Milestone Not Achieved
500	Apr-09	Boiler Cabling & Control Termination Complete	Milestone Not Achieved
510	May-09	Test Switchgear Equipment	Milestone Not Achieved
520	May-09	Flush & Test Chilled Water Distribution Piping	Milestone Not Achieved
530	May-09	Deliver Chilled Water to ETS	Milestone Not Achieved
540	Jun-09	CW of DCS Programming and Testing	Milestone Not Achieved
550	Jun-09	Energize 12.47 Bus	Milestone Not Achieved
560	Jul-09	Chilled Water System Complete	Milestone Not Achieved
570	Aug-09	Boiler Installation Complete	Milestone Not Achieved
580	Sep-09	Flush & Test Hot Water Distribution Piping	Milestone Not Achieved
590	Oct-09	Building Certificate of Occupancy Issuance	Milestone Not Achieved
600	Nov-09	Hot Water System Complete	Milestone Not Achieved
610	Dec-09	HW of DCS Programming and Testing	Milestone Not Achieved
620	Jan-10	Distribution Piping Punchlist Complete	Milestone Not Achieved
630	Mar-10	ETS's in Automatic	Milestone Not Achieved
640	Sep-10	Substantial Completion	Milestone Not Achieved
650	Nov-10	Final Completion	Milestone Not Achieved

EXHIBIT V TO PERIODIC FEE AGREEMENT
EXHIBIT A1
TO
SCHEDULE 15
LIST OF CONSTRUCTION PERMITS

Permit Number	Permit Name	Issuing Agency	Issuance Date	Renewal/ Expiration Date
16,062	Authority to Construct (Air) Permit	CCDAQEM	9/25/2007	12/31/2011
PAC 07-35094
Building Permit (CEC Building)
Including sub-permits as follows:
Building Permit active through 6/23/11; Electrical Permit active through 6/21/11;
Mechanical Permit active through 6/21/11; and Plumbing Permit active through 6/21/11
		CCDDS	12/6/2007	6/23/2011
PAC 08-4393	Building Permit (PH I Pipe Distribution	CCDDS	7/11/2008	6/21/2011
PAC 08-11322	Building Permit (Mezzanine Improvements)	CCDDS	5/13/2008	6/21/2011
UC-1286-06	Land Use Permit (Echelon Place)*	CCPC	11/22/2006	Unknown
UC-0126-07	Land Use Permit (Echelon Place)*	CCPC	4/12/2007	Unknown

CCDAQEM = Clark County Department of Air Quality and Environmental Management
CCDDS = Clark County Department of Development Services
CCPC = Clark County Planning Commission
* Central Energy Center approval is included in Echelon's Land Use Permit

In addition to the foregoing numbered Permits, the following plans, approvals and declaratory orders:

1.	Drainage Plan with the Clark County Department of Development Services dated June 20, 2007

2.	Approval dated June 13, 2008 of a Sanitary Sewer Connection with the Clark County Water Reclamation District

3.	Declaratory Order of the Public Utility Commission of Nevada Stating that the Echelon Place Project is not Subject to Regulation by the Commission

EXHIBIT VI TO PERIODIC FEE AGREEMENT
EXHIBIT A1
TO
SCHEDULE 7
LIST OF PROFESSIONAL SERVICES CONTRACTS

1.	Ed Vance & Associates - Architect

2.	JBA Engineering - MEP Engineers

3.	Lochsa Engineering - Structural Engineers

4.	Kimley Horn & Associates - Civil Engineers

5.	IEA Engineers - Pipe Distribution Mech./Struc. Engineers

6.	Coreslab Structures - PreCast Design/Build

7.	Lambert Engineering - Pipe Distribution Structural Engineers

8.	Stellar Engineering Systems - CEC Pipe Support and Pipe Stress Analysis Engineers

9.	South West Steel - Stair Tower Design/Build

10.	Terracon - Geotechnical Engineering

EXHIBIT VII TO PERIODIC FEE AGREEMENT

EXHIBIT A2 TO SCHEDULE 7

FORM OF PROESSIONAL SERVICES RELEASE

LVE Release
RELEASE

This release (this “Release”) is hereby given by [PROFESSIONAL SERVICE COMPANY NAME] and its affiliated and related subsidiaries, professionals, principals, and employees (collectively, “Releasor”) to LVE Energy Partners, LLC, its representatives, agents, designees and assigns (collectively, “Releasees”) with respect to (i) any and all drawings, plans, or other architectural and design materials and records, and related application and/or permit materials connected to the Echelon Central Plant and/or Echelon master plan project (the “Materials”) for which Releasor is shown as the owner of record with respect thereto and (ii) any and all drawings, plans, or other architectural and design materials and records, and related application and/or permit materials created, produced or delivered in connection with the [INSERT REFERENCE TO APPLICABLE AGREEMENT (the “Service Agreement”)] (the “Work Product”).

In consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Releasor hereby grants the Releasees a perpetual, royalty free license to use the Materials and the Work Product, and the Releasor hereby authorizes and consents to the use of the Materials and the Work Product pursuant to the requirements and limitations set forth in Nevada Administrative Code § 623.780 by the Releasees, for and in connection with the Echelon Central Plant and/or any such other development or project that was the subject of the Service Agreement (the “Project”), including the development, construction, reconstruction, maintenance, repair, replacement, acquisition and sale of the Project, and including any other purpose related to the Project.

[PROFESSIONAL SERVICE COMPANY                                      NAME]

DATE: ___________________            By: _______________________________
Title: ______________________________

Clark County, City of Las Vegas, City of Henderson Release

AUTHORIZATION AND RELEASE

This authorization and release (this “Authorization and Release”) is hereby given by [PROFESSIONAL SERVICE COMPANY NAME] and its affiliated and related subsidiaries, professionals, principals, and employees (collectively, “Releasor”) to the representatives of Clark County Development Services Department and any other applicable agency or department of Clark County, the City of Las Vegas and the City of Henderson (the “Agencies”), and pursuant to the requirements and limitations set forth in Nevada Administrative Code § 623.780, it hereby authorizes the Agencies to provide to LVE Energy Partners, LLC, its representatives, agents, designees and assigns (collectively, “Releasees”), through any individual presenting this Release on behalf of the Releasees, with access to the Materials and/or Work Product that may be in the possession of the Agencies, whether such Materials and/or Work Product are kept and maintained by the Agencies in electronic or paper form, and it further authorizes the Agencies to permit the Releasees, through the person presenting this Release, to copy any and all such Materials and/or Work Product that are kept and maintained by the Agencies, or parts thereof as the Releasees may select.

Releasor hereby expressly waives and releases any of the above referenced departments and agencies from any claims related to the release of the Materials or Work Product as referenced above.

[PROFESSIONAL SERVICE COMPANY NAME]

DATE: ___________________________        By: _______________________________
Title: ______________________________